[FRONT]

[CORPORTE SEAL]                                                     SHARES
                         THE DREYFUS/LAUREL FUNDS TRUST
                        (A MASSACHUSETTS BUSINESS TRUST)
                  DREYFUS PREMIER LIMITED TERM HIGH INCOME FUND
                                 CLASS A SHARES

                                                                SEE REVERSE FOR
                                                             CERTAIN DEFINITIONS

                                                               CUSIP 000000 00 0
This certifies that



is the owner of

               FULLY PAID NON-ASSESSABLE CLASS A SHARES OF BENEFICIAL INTEREST (WITHOUT PAR VALUE) OF DREYFUS PREMIER LIMITED HIGH INCOME FUND, a Series of Shares established and designated under the Amended and Restated Agreement and Declaration of Trust (the "Trust Agreement") of THE DREYFUS/LAUREL FUNDS TRUST, a Massachusetts business trust the ("Trust"). The terms of the Trust Agreement, a copy of which is on file with the Secretary of the Commonwealth of Massachusetts, are hereby incorporated by reference as fully as if set forth herein in their entirety. As provided in the Trust Agreement, the beneficial interest in the Trust has been divided into shares of such series or classes as may be established and designated from time to time, and the Class A Shares evidenced hereby represent the beneficial interest in an undivided proportionate part of the assets belonging to the above designated class of the Series subject to the liabilities belonging to such class of the Series. Such Series and other series have the relative rights and preferences set forth in the Trust Agreement, and the Trust will furnish to the holder of the certificate upon request and without charge a full statement of such relative rights and preferences. THE CLASS A SHARES EVIDENCED HEREBY ARE SUBJECT TO REDEMPTION BY THE TRUST pursuant to the procedures that may be determined by the Trustees in accordance with the Trust Agreement. This certificate is issued by the Trustees of THE DREYFUS/LAUREL FUNDS TRUST not individually but as Trustees under the Trust Agreement, and represents Class A shares of the above designated Series and does not bind any of the Trustees, Shareholders, Officers, Employees or Agents of the Trust personally but only the assets and property of the Trust. Subject to the provisions of the Trust Agreement, the Shares represented by this certificate are transferable upon the books of the Trust by the registered holder hereof in person or by his duty authorized attorney upon surrender of this certificate.

     WITNESS the facsimile signature of the President and the Secretary of the Trust and the signature of its duly authorized agent.

     Dated:

Countersigned
DREYFUS TRANSFER, INC.,
a Subsidiary of The Dreyfus Corporation
                    Transfer Agent

By



     Authorized Signature        \s\ John E.Pelletier     \s\ Marie E. Connolly
                                 Secretary                President


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     The Trust is authorized to issue two or more classes of shares. The Trust will furnish to any shareholder on request and without charge a full statement of the designation and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the shares of each class which the Trust is authorized to issue, and if the Trust is authorized to issue any preferred or special class in a series, of the differences in the relative rights and preferences between the shares of each series to the extent they have been set and the authority of the Board of Trustees to set the relative rights and preferences of subsequent series.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full in accordance to applicable laws or regulations:

TEN COM - as tenants in common   UNIF GIFT/TRSFR MIN ACT -_____ Custodian ______
                                                          (Cust.)        (Minor)
TEN ENT - as tenants by the entireties under Uniform Gifts/Transfers to Minors UT TEN - as joint tenants with right of survivorship Act ____________________
          and not as tenants in common                           (State)

     Additional abbreviations may also be used though not in the above list.

     For Value Received, ______________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
  IDENTIFYING NUMBER OF ASSIGNEE
_______________________________________________________________________________

_______________________________________________________________________________
        Please print or type: title, name and address, including postal zip code of assignor
_______________________________________________________________________________

_______________________________________________________________________________
___________________________________________________________________Shares
represented by the within Certificate, and do hereby irrevocably constitute and appoint

_______________________________________________________________________________

_______________________________________________________________________________
Attorney to transfer the said stock on the books of the within-named Trust with full power of substitution in the premises.

Dated:____________________


                                ______________________________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement, or any change whatsoever.